EXHIBIT 99.1

NEWS RELEASE

Contact:	David Kimichik	Deric Eubanks	Elise Chittick	Scott Eckstein
	Chief Financial Officer	SVP – Finance	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 490-9600	(972) 778-9487	(212) 827-3766

ASHFORD HOSPITALITY TRUST PRICES OFFERING
OF 7.5 MILLION SHARES OF COMMON STOCK

DALLAS, April 9, 2014 -- Ashford Hospitality Trust, Inc. (NYSE: AHT) (“Ashford Trust” or the “Company”) today announced that it has priced its follow-on public offering of 7,500,000 shares of common stock at $10.70 per share. The Company has granted the underwriters a 30-day option to purchase up to an additional 1,125,000 shares of common stock. Settlement of the offering is expected to occur on April 14, 2014.
Ashford Trust intends to use the net proceeds of the offering for general corporate purposes, including, without limitation, hotel-related investments, capital expenditures, working capital and repayment of debt or other obligations.
BofA Merrill Lynch, Morgan Stanley, and Deutsche Bank Securities acted as the joint book-running managers for the offering. Baird, Credit Suisse, KeyBanc Capital Markets, and Stifel acted as senior co-managers, and Cantor Fitzgerald & Co., Craig-Hallum Capital Group, JMP Securities, and MLV & Co. acted as co-managers.
A registration statement relating to the shares is effective with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the offered shares or any other securities, nor will there be any sale of such shares or any other securities in any state or other jurisdiction which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

The offering is being made only by means of a prospectus supplement and the related base prospectus, which have been filed with the Securities and Exchange Commission. Copies of the preliminary prospectus supplement, final prospectus supplement (when available) and the related base prospectus may be obtained from BofA Merrill Lynch by contacting 222 Broadway, New York, NY 10038, Attention: Prospectus Department, or email: dg.prospectus_requests@baml.com, Morgan Stanley by contacting 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Department, or on the internet site of the Securities and Exchange Commission at www.sec.gov.
Ashford Hospitality Trust is a real estate investment trust (REIT) focused on investing opportunistically in the hospitality industry across all segments and at all levels of the capital structure primarily within in the United States.

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the expected closing of the offering and the use of proceeds from the offering. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Trust's control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; the degree and nature of our competition; and the satisfaction of the condition to the completion of the proposed spin-off of Ashford Inc. These and other risk factors are more fully discussed in Ashford's filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

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